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                                                                     EXHIBIT 5.1

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                             February 4, 2000

Red Hat, Inc.
2600 Meridian Parkway
Durham, NC 27713

Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We are acting as counsel for Red Hat, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the offer and sale of up to 15,380,269 shares of Common Stock, par value $.0001 per share, of the Company (the "Shares") to be issued upon the exercise of options under the 1999 Stock Option and Incentive Plan, the Cygnus Solutions 1995 Stock Option Plan, the Cygnus Solutions 1997 Stock Option Plan and the Cygnus Solutions 1998 Executive Stock Option Plan, (collectively, the "Plans").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plans, (b) the Company's Third Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Amended and Restated By-laws, as amended, (d) a specimen of the form of Certificate evidencing the Shares and (e) the minute books and stock records of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Testa, Hurwitz & Thibeault, LLP

                                            TESTA, HURWITZ & THIBEAULT, LLP